UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


Date  of  Report  (Date  of  earliest  event  reported):  April 28, 2000


                                   NETTAXI.COM
                                   -----------
             (Exact name of registrant as specified in its charter)

                                    000-26109
                                    ---------
                            (Commission File Number)

             Nevada                                     82-0486102
             ------                                     ----------
   (State or other jurisdiction          (I.R.S. Employer Identification No.)
of  incorporation  or  organization)

                      1696 Dell Avenue, Campbell, CA  95008
                      -------------------------------------
           (Address of Principal Executive Offices Including Zip Code)

       Registrant's telephone number, including area code: (408) 879-9880
                                                           --------------


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ITEM  5.     OTHER  EVENTS

     As permitted by General Instruction F to Form 8-K, the Registrant incorporates by reference the information contained in the press release which is filed as an Exhibit to this Report on Form 8-K.

ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS

(c) Exhibits. The following Exhibits are attached hereto and incorporated herein by reference:

Exhibit  Number     Description  of  Exhibit
---------------     ------------------------


   99.1          Press  Release  dated  May  4,  2000



                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              NETTAXI.COM

Date:  May  8,  2000          By:  /s/  Robert  A.  Rositano,  Jr.
                                   -------------------------------
                                   Robert  A.  Rositano, Jr.,
                                   Chief Executive Officer


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                                                                    EXHIBIT 99.1

                   NETTAXI.COM RESOLVES ROSE GLEN LITIGATION

     Campell, Calif. - (Buisiness Wire) - May 5, 2000 - Nettaxi.com (OTCBB:NTXY) announced today the resolution of its litigation with Rose Glen.
The parties have agreed to a settlement whereby all litigation will be dismissed, and Rose Glen will exchange its debentures for 1.75 million shares of Nettaxi common stock and warrants to purchase 2.2 million shares of Nettaxi common stock. The warrants will be exercisable for five years, at a fixed exercise price of $1.50 per share. Pending effectiveness of a new registration statement to be filed by Nettaxi registering the resale by Rose Glen of the shares of common stock to be issued in the settlement, the shares of common stock underlying the warrants to be issued in the settlement and the shares of common stock underlying the warrants to purchase 150,000 shares of common stock previously issued to Rose Glen, the Debenture will continue to be convertible at a fixed price of $1.42 and any shares issued upon such conversions will be subtracted from the 1.75 million shares to be issued in the settlement. Rose Glen has also agreed to certain restrictions in the trading of Nettaxi securities. Nettaxi and Rose Glen have also executed mutual general releases.

     Since the commencement of the litigation by Nettaxi, Nettaxi has discovered no reliable evidence supporting its allegations regarding Rose Glen's conduct, as set forth in Nettaxi's complaint. In fact, the reliable evidence supports Rose Glen's sworn declaration that Rose Glen did not sell short Nettaxi's common stock at any time, and that Rose Glen did not in any way manipulate the price of Nettaxi's common stock. Nettaxi also recognizes that its complaint did not acknowledge that subsequent to Rose Glen's initial investment in Nettaxi of $5 million, Rose Glen, at Nettaxi's request, invested additional amounts, aggregating $3.9 million (for which it received stock and warrants), and executed waivers on two occasions, that enabled Nettaxi to seek capital from other sources during periods when there would otherwise have been contractual limitations on the company's right to issue equity. Given the foregoing, and the agreements of the parties to resolve all their disputes in an amicable manner, Nettaxi and Rose Glen have agreed to withdraw their respective allegations as part of an overall settlement.

     Nettaxi regrets any misunderstandings that led to the commencement of litigation between the parties. It has agreed with Rose Glen to promptly dismiss all litigation between the parties, in California and Delaware, and to resolve all related claims. Nettaxi has also agreed to reimburse Rose Glen for the legal fees it incurred in connection with the litigation.


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